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                                  EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of Citizens Bancshares, Inc. on Amendment No. 1 of Form S-4 (File No. 333-47315), of our report dated January 16, 1998 on the consolidated financial statements of Citizens Bancshares, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.


                                               /s/ CROWE, CHIZEK AND COMPANY LLP
                                               ---------------------------------
                                               Crowe, Chizek and Company LLP

Columbus, Ohio

April 3, 1998